SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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COMPUTER HORIZONS CORP.

(Name of Registrant as Specified in Its Charter)

CRESCENDO PARTNERS II L.P., SERIES R

CRESCENDO INVESTMENTS II, LLC

ERIC ROSENFELD

F. ANNETTE SCOTT FLORIDA TRUST

RICHARD L. SCOTT FLORIDA TRUST

SCOTT FAMILY FLORIDA PARTNERSHIP TRUST

RICHARD L. SCOTT INVESTMENTS, LLC

RICHARD L. SCOTT

STEPHEN T. BRAUN

KARL L. MEYER

ROBERT F. WALTERS

FRANK J. TANKI

WILLEM VAN RIJN

THE COMPUTER HORIZONS FULL VALUE COMMITTEE

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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The Computer Horizons Full Value Committee (the "Committee"), together with the other participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission ("SEC") in connection with the solicitation of proxies to remove and replace the existing Board of Directors of Computer Horizons Corp. (the "Company") at a special meeting of shareholders scheduled to be held on October 11, 2005.

Item 1: Slide presentation to shareholders.

COMPUTER HORIZONS
SPECIAL MEETING OF SHAREHOLDERS

October 11, 2005 11:00AM

FULL VALUE COMMITTEE

PRESENTATION

Our Objective

As the largest CHRZ shareholder, our goal is to maximize shareholder value

Step 1: Remove incumbent directors at Special Meeting on October 11, 2005

  Dismal share price performance

  Poor financial performance

  Lack of financial controls highlighted by the recent accounting error

  Lack of communication of a consistent strategic vision

  Track record of making decisions that are not in the best interests of shareholders

  Very limited outright ownership of the Company

Step 2: Election of new slate of directors

  Aggregate skills and experience include:

  Prior experience on CHRZ board

  Considerable financial and M&A experience

  Operational experience working with technology and IT companies

Step 3: Take appropriate action to maximize shareholder value

Oversee management of company in order to operate at optimal profitability

Hire an investment bank to explore all options available

Selling company by means of merger, tender offer or otherwise

Divesting or spinning off some/all the assets

Step 1: Remove incumbent directors at Special Meeting
on October 11, 2005

COMPUTER HORIZONS STOCK PERFORMANCE
January 1, 2000 - December 31, 2004
$30
$25
$20
$15
$10
$5
$0
Jan-00
Jul-00
Jan-01
Jul-01
Jan-02
Jul-02
Jan-03
Jul-03
Jan-04
Jul-04
76% drop in share price since January 1, 2000

Dismal share price performance

Share price dropped 76% during 5 year period from Jan. 1, 2000 to Dec. 31, 2004

COMPUTER HORIZONS STOCK PERFORMANCE
April 1, 2003 - April 12, 2005
$5.0
$4.8
$4.6
$4.4
$4.2
$4.0
$3.8
$3.6
$3.4
$3.2
$3.0
4/1/03
6/1/03
8/1/03
10/1/03
12/1/03
2/1/04
4/1/04
6/1/04
8/1/04
10/1/04
12/1/04
2/1/05
4/1/05

Dismal share price performance

Share price declined 30% since announcement of Aquent bid of $5.00 to announcement of the ANLY merger

600%
500%
400%
300%
200%
100%
0%
-100%
Apr-03
Aug-03
Dec-03
Apr-04
Aug-04
Dec-04
Apr-05

Dismal share performance

Computer Horizons has Underperformed its Peers During the Past Two Years

* These companies are listed in Computer Horizons’ Schedule 14A dated 4/12/05

Poor financial performance / Lack of financial control

No profits in the past 5 years and a material weakness in internal controls

($25.2)

($17.2)

($38.0)

($14.5)

($57.8)

Net Income, Reported

$262.5

$245.2

$297.1

$400.8

$445.5

Revenues

2004

2003

2002

2001

2000

  Declining revenues and consistently poor profitability

  Revenues have decreased by $159 million in past 5 years (CAGR of -12.4%)

  Company has lost over $150 million in past 5 years

  Declining  book value

Book value has decreased nearly 52% from $262.65 million on December 31, 1999 to
$125.8 million on December 31, 2004 (from approximately $8.37 per share to $4.05 per share)

  Material weakness in internal controls

In October 2004, CHRZ announced a $5.0 million accounting error. The company had been incorrectly accounting for intercompany costs with a Canadian subsidiary

Error required restatement of five prior quarters due to understatement of costs

Lack of communication of a consistent strategic vision

“The strategic objectives of our three-year plan remained unchanged. And just to summarize, they include transitioning from the lower-margin staffing to higher margin solution business; focusing on high-growth markets, particularly in the federal and financial services areas; and continuing to expand our footprint in Chimes and its leadership position in the human capital marketplace.”

Conference Call, October 8, 2004

“Another key component of a plan is we want to grow Chimes faster than the rest of the Company and we still want to maintain our market leadership position.  And actually, the last component which I touched on the previous question was we want to move to the revenue mix of about 60 percent solutions business and 40 percent staffing services.”

Conference Call, February 18, 2004

“We have discussed our realignment strategy with you over the last several quarters and kept you apprised of our plans and progress, mainly to have our higher-end, more profitable solutions business become the predominant driver of our total revenue stream.”

Conference Call, February 18, 2004

And then the Company announced a merger with ANLY which
generates 72% of its revenue from the low-margin staffing business

Track record of making decisions that are not in the best interests of shareholders

  Recommended merger with Analysts International which was rejected by shareholders

Exchange ratio of 1.15 was set too high

Computer Horizons proposed using an undervalued currency

Merger would have diluted shareholders’ stake in Chimes and Federal segment

Failure to seriously consider other strategic opportunities

  Poor corporate governance: Change of control and SERP

Agreed to approximately $13.9 million in change of control and SERP payments

Approximately $6.0 million of the SERP and deferred compensation payments are already funded

  Poor corporate governance: Exchange of options

The board agreed to exchange “out-of-the-money” options in 2003, a move which benefited current management

Options with an exercise price between $10.01 and $14.99 were exchanged on a 2 for 1 basis for options with an exercise price of $3.89

Options with an exercise price above $15 were exchanged on a 3 for 1 basis for options with an exercise price of
$3.89

  Rejected the $5.00 cash offer from Aquent in 2003

The board spent $6.4 million fighting this offer

Stock price has never reached $5.00 level since the Aquent offer

  A history of poor acquisitions resulting in write-downs and impairments

These write-downs quantify the board’s poor judgment that led to a significant loss of shareholder value

2.07%

660,291

0.36%

113,465

Directors and Executive
Officers as a Group

*

25,000

*

5,000

Edward J. Obuchowski

*

25,000

*

5,000

Eric P. Edelstein

*

47,200

*

7,200

William J. Marino

*

100,000

*

40,000

Earl L. Mason

*

75,000

*

5,000

William M. Duncan

*

1,667

*

0

John E. Ferdinandi

*

144,948

*

13,656

Michael J. Shea

*

241,476

*

37,609

William J. Murphy

Percent
of
Class

Shares of
Common Stock
Beneficially
Owned

Percent of
Class

Shares
Owned
Outright

Name

Very limited outright ownership of the company

Board and management have different incentives than shareholders & have not exhibited any confidence in the company

The board owns < 1% of company outright (2.07% beneficially including options).   We believe they have little incentive

to maximize shareholder value

The lack of board ownership demonstrates a lack of confidence in the business

The nominees plan on implementing a minimum stock ownership threshold for board members

Step 2: Election of new slate of directors

Computer Horizons Stock Performance
April 12, 2005 to September 15, 2005
$4.30
$4.10
$3.90
$3.70
$3.50
$3.30
$3.10
$2.90
$2.70
$2.50
4/12/05
4/26/05
5/10/05
5/24/05
6/7/05
6/21/05
7/5/05
7/19/05
8/2/05
8/16/05
8/30/05
9/13/05
4/13/05: Merger is announced
4/19/05: Stock Price down 15% since ANLY Merger announcement
5/31/05: Stock down 8% since ANLY Merger announcement ; Crescendo starts buying stock
7/22/05: Committee files 13D and announces opposition to ANLY Merger - Stock price Jumps 7%
9/2/05: Shareholders vote down ANLY Merger - Stock Price up 18%

Why our nominees should replace the current directors

Shareholders believe that our nominees can increase value of CHRZ

Why our nominees should replace the current directors

Full Value Committee has incentive to maximize shareholder value

  The Committee has a substantial financial incentive to maximize shareholder value

  The Computer Horizons Full Value Committee owns 3.2 million shares (10.3%) of Computer
Horizons – our incentive is aligned with the other shareholders

  The nominees are committed to vigorously exercising their fiduciary duties for the benefit of all shareholders

  Current directors have run out of opportunities

  The current board has had numerous opportunities to increase shareholder value during the past few years

  Under pressure, the company announced on September 19 that it hired a new financial advisor to maximize shareholder value and will further cut costs

  Based on their poor past performance and their inability to improve operations or boost the stock price, we do not feel confident in their ability to evaluate strategic alternatives or further cut costs –
they have no incentive to maximize value

Why our nominees should replace the current directors

Experienced team with clear mandate – maximize shareholder value

  Eric Rosenfeld has 25 years of financial, M&A, and transactional experience. He has been on the boards of eight companies over the last six years and has broad and significant business experience in the technology industry. During the past four years he has successfully sold three companies and he currently sits on the board of four other companies.

  Karl Meyer has extensive M&A and over 30 years of stewardship experience.  He is very familiar with the organization, executives and operations of Computer Horizons having previously served as one of its directors.  ISS recommended his election to the board over incumbent nominees in 2003, however, the board did not nominate him for re-election in the following year.

  Robert Walters has over 35 years experience in the information technology sector culminating with executive level positions at Fortune 100 companies.  For the last 10 years he also served on the 6 person management committee of a
$250 billion financial services company.  Mr. Walters possesses significant line management and post merger integration experience as well as recent board experience.  He sees this assignment as a logical extension of this experience set and sees it meshing well with other current Board responsibilities.

  Frank Tanki is a financial, accounting and controls expert with 36 years of experience at Coopers & Lybrand
(PriceWaterhouseCoopers).  He has had significant involvement with operating and financial management, as well as extensive experience with boards of directors and audit committees.

  Willem van Rijn has over 30 years executive experience in finance, technology and professional services.   As an
advisor (Managing Partner, PriceWaterhouseCoopers) consulting to major global financial institutions on operating and technology strategies.  As a provider (President of GTECH International, a technology outsourcing firm with revenues of over $ 250 million, and staff of 1,500 professionals). As a user (President Bank of America International, in charge of international operations and technology in the US, staff of 2,200)

Full Value Committee nominees

Eric Rosenfeld: President and CEO, Crescendo Partners

President and CEO, Crescendo Partners (1998 - current)

Director of Emergis Inc.,  CPI Aerostructures Inc., Sierra Systems Group Inc., and Arpeggio Acquisition
Corporation

Former director of AD OPT Technologies Inc. and member of the Special Committee in charge of the sale of the company from 2003 until its sale to Kronos in 2004

Former director of Pivotal Corporation and head of the Special Committee in charge of the sale of the company from 2003 until its sale to Chinadotcom in 2004

Former Chairman of the Board of Spar Aerospace Limited from 1999 until its sale to L-3
Communications in 2001

Former director of Call-Net Enterprises Inc. from 1999 to 2000 and Hip Interactive from 2004 to 2005

Managing Director, head of the merger arbitrage group, CIBC Oppenheimer and its predecessor
Oppenheimer & Co (1985 - 1998)

Frequent guest lecturer at Columbia Business School and former regular guest host on CNBC

Served on numerous panels at Queen’s University Business Law School Symposia, McGill Law School,
the World Presidents’ Organization, the Canadian Foundation for Investor Education, and the Directors
College

Harvard Business School, MBA (1981)

Brown University, B.A. Economics (1979)

Full Value Committee nominees

Karl Meyer

Director of Computer Horizons from May 2003 to May 2004.

Chairman of the Board, CEO, President and 44% owner of Ermis Maritime Holdings from February
2000 until its fleet of eight tankers was sold in 2004.

Chairman of the Board, CEO, President and 10% shareholder of Homeport Bancorp (NASDAQ-
HPBC), a single bank holding company, from February 1991 until December 2000 when the company was merged into Seacoast Financial Services (NASDAQ-SCFS).

Chairman of the Board, CEO, President and 10% shareholder of Marine Transport Lines (NASDAQ-
MTLI), the owner and operator of 58 vessels, from 1987 until 1989 when the company was sold to private interests.

From 1972 until 1987, Mr. Meyer served as CEO and President of shipping companies, including several in which he was a principal.  He has served as a Director for BT Shipping Limited (NASDAQ-
BTBT) and Stelmar Shipping (NYSE-SJH)

Massachusetts Maritime Academy, B.S. (1958)

Harvard Graduate School of Business, MBA (1963)

Massachusetts Maritime Academy, Doctor of Public Administration (honorary) (1992)

Full Value Committee nominees

Robert Walters

Executive Vice President and Chief Information Officer of John Hancock Financial Services, a global life insurance and investment company, (1995 - 2004)

Managed an information technology staff of over 1,300 employees and an annual technology investment of $350 million

Member of the company’s six person management committee involved in all strategic and business decisions

Various senior information technology positions at Citicorp, in the US, London and Brussels from (1985 -
1995)

Chief Information Officer of European technology, managing the technology operations of businesses in 14 countries in Western Europe with a staff of over 2,500 employees and close to a billion dollars of annual technology expense

Significant experience in merging the operations functions of acquired companies

15 years in the technology and operations related functions of the banking industry at HSBC and
Banker’s Trust in Buffalo and New York City

Formed numerous joint ventures and alliances with large vendors such as IBM, Accenture, Oracle, CTG and CGI to mutual benefit

Director of Integreo, a business process outsourcing company since April 2003; chair of the
Compensation Committee

Director of Art Technology Group, Inc., a NASDAQ-listed e-business solutions provider, from April 2001 to November 2002

State University of New York at Buffalo in Industrial Technology, BS (1971)

Full Value Committee nominees

Frank Tanki

Over 36 years at Coopers & Lybrand (PriceWaterhouseCoopers)

Business Assurance Partner-In-Charge of clients such as AT&T, Lucent Technologies, Lexmark
International and Nabisco Brands

Member of the firm’s Executive Committee

Director of Accounting and SEC Technical Services

Partner-in-charge of the Business Assurance New York Practice Group

Director of Acceris Communications Inc., a broad based telecommunications company, from May 2004 to March 2005

Co-author of COSO’s “Internal Control – Integrated Framework” (currently used in Sarbanes-Oxley implementation)

City College of the City University of NY, Bachelors of Business Administration (1962)

Full Value Committee nominees

Willem van Rijn

Senior Advisor to the Chairman and to the Executive Management Committee of Capco, a professional, technology and processing services firm in the financial services sector, six offices in US, Europe and
Asia and over 550 professionals.  (2002 - current)

Managing Partner, PriceWaterhouseCoopers Consulting, Tokyo.   Member of the Management
Committee in Japan of a 1,500 staff consulting business.  Responsible for a high growth financial services consulting business, focused on operations and technology implementation services. (1999 –
2002)

Managing Partner, PriceWaterhouseCoopers Consulting, New York.   Established and managed the
firm’s strategy consulting practice and  risk management practice.  (1990 – 1994 and from 1996 - 1999)
(this includes PwC’s predecessor firm Coopers & Lybrand)

President GTECH International. Managed the international business of this leading provider of state and
national lottery technology.   Services included software, technology implementation, and full outsourcing.
1,500 staff located in 12 sites around the world, revenue of approx. $ 250 million. (1994 – 1995)

President Bank of America International.  Responsible for the bank’s international operating services, including the management of operations and datacenters, as well as profit responsibility for institutional
cash management and trade finance businesses for Bank of America.    Staff of about 2,200. (1982 -
1986)

Step 3: Take action to maximize shareholder value

Take action to maximize shareholder value

Our plan

Operate the Company for optimal profitability…

Pursue an operational and strategic analysis in order to determine how to best manage business moving forward

Analyze internal growth opportunities

Employ a comprehensive communication program aimed at employees and customers

… while concurrently reviewing various strategic alternatives

Selling the company by means of merger, tender offer or otherwise

Divesting or spinning off some/all of the assets

Evaluate best use of capital

Large stock buyback

Dividends to shareholders

Item 2: On September 21, 2005, the Committee issued the following press release.

NEWS RELEASE

FOR IMMEDIATE RELEASE

THE COMPUTER HORIZONS FULL VALUE COMMITTEE SENDS LETTER TO SHAREHOLDERS --URGES VOTE "FOR" REPLACEMENT OF INCUMBENT BOARD WITH NEW DIRECTORS EXPERIENCED IN CREATING SHAREHOLDER VALUE

New York, NY, September 21 – The Computer Horizons Full Value Committee today sent the following letter to Computer Horizons Corp. (NASDAQ: CHRZ) shareholders urging them to vote “FOR” the replacement of the incumbent Board with new directors experienced in creating shareholder value:

THE ISSUES IN THE OCTOBER 11, 2005 ELECTION ARE CLEAR

REPLACE THE INCUMBENT BOARD WITH DIRECTORS EXPERIENCED IN

CREATING SHAREHOLDER VALUE

VOTE THE BLUE PROXY TODAY!

September 21, 2005

Dear Fellow Computer Horizons Shareholder:

The Computer Horizons board has recently announced certain cost reductions and business model changes that will be implemented in the fourth quarter of 2005 in addition to the authorization of the hiring of a new financial advisor to assist it in exploring strategic alternatives. While the board is beginning to see the wisdom in what we have been trying to tell them for the last several months, we believe that their belated adoption of elements of our platform provides nothing more than rhetoric designed to keep them in office. Who has the most incentive to maximize shareholder value? The Full Value Committee, which owns more than 10% of Computer Horizons stock, or the board and management with less than 1% in outright ownership? We encourage all shareholders to elect new directors experienced in creating shareholder value by voting “For” the proposals on the enclosed BLUE proxy card today.

When you look at the facts, we hope you will agree with us that a return to the status quo is not a viable option and that a new board is needed to begin the process of maximizing shareholder value. Before you cast your vote in this crucial election there are a number of factors that you should consider:

Our Director Nominees Are Better Suited To Maximize Shareholder Value

•	The current board recently attempted to complete an ill-advised merger with Analysts International that was prevented only by our campaign and the support of our fellow shareholders.
•	The current board turned down the $5.00 per share offer by Aquent two years ago.
•

The current board owns outright less than 1% of Computer Horizons’ outstanding shares while one proposed board member beneficially owns approximately 7.5% of the shares and the nominees plan to implement a minimum ownership threshold for board members.

•	The director nominees have considerable experience implementing strategies in the information technology industry and other industries, which has led to the creation of significant shareholder value.
•

The Full Value Committee and director nominees are committed to exploring ALL options for Computer Horizons which include maximizing the Company’s profitability by cutting costs, pursuing internal growth strategies and/or using its excess cash to repurchase its undervalued shares. We are not putting a “for sale” sign on the Company.

The Current Board Has Failed To Present A Consistent Strategy For Creating Shareholder Value

•

As recently as October 8, 2004, management was explaining its intention to focus on the higher-margin solutions business and move away from the lower-margin staffing business; however, it then entered into a merger agreement with Analysts International, which generates 72% of its revenue from the staffing business.

•

If the current board’s proposed merger with Analysts International had been consummated, the focus of the combined company would have been the lower-margin staffing business and NOT Federal and Chimes.

•

If the current board’s proposed merger with Analysts International had been consummated, the real beneficiaries of the Federal and Chimes segments would have been Analysts International shareholders and NOT Computer Horizons’ shareholders.

•	Now that the merger with Analysts International has been defeated, why has the board reverted back to a purported appreciation of the Federal and Chimes segments?

The Current Board Has Led This Company To Dismal Performance And The Erosion Of Shareholder Value

•	Under the leadership of the current board, an investment in Computer Horizons during the period from January 1, 2000 to December 31, 2004 would have lost a stunning 76% of its value.
•

Under the leadership of the current board, Computer Horizons’ book value has decreased by nearly 52% from $262.65 million on December 31, 1999 to $125.8 million on December 31, 2004 (from approximately $8.37 per share to $4.05 per share).

•	Under the leadership of the current board, the Company has lost an aggregate of $150 million during the past five years.
•	Under the leadership of the current board, the Company has squandered shareholder money by overpaying for acquisitions resulting in the write-off of acquisition costs.

The Company’s Most Valuable Assets – Its Employees And Its Customers

•

Computer Horizons’ employees and customers have no reason to feel uncertainty about the future of the Company. We believe that Computer Horizons’ employees are among the most talented in the industry and we view them as key to the continuing success of the Company. We also believe that if our nominees are elected, Computer Horizons will become a stronger and healthier company, which will benefit both the employees and the customers of the Company.

Note: All employee shareholders who hold shares through the Company’s Employee Stock Purchase Plan and Employee’s Savings Plan should feel secure in voting for our director nominees because all voting of these shares is strictly confidential.

Please discard any proxy materials you may receive from Computer Horizons and vote only the enclosed BLUE proxy card. And remember, you can still change your vote even if you have already voted management’s proxy card by returning the BLUE proxy card – only the latest dated proxy card you return will be counted.

If you have any questions, or need assistance in filling out your BLUE proxy card, please call our proxy solicitors, MacKenzie Partners, Inc. toll-free at (800) 322-2885 or (212) 929-5500 (call collect).

                                          Sincerely,

                                          Eric Rosenfeld

                                          The Computer Horizons Full Value Committee

CERTAIN INFORMATION CONCERNING PARTICIPANTS

The Computer Horizons Full Value Committee (the “Committee”), together with the other Participants (as defined below), has made a definitive filing with the SEC of a proxy statement and accompanying proxy card to be used to solicit votes to remove and replace the Company’s existing Board of Directors at a special meeting of shareholders scheduled to be held on October 11, 2005 (the “Special Meeting”).

THE COMMITTEE ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS RELATING TO THE SPECIAL MEETING AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY MATERIALS, WITHOUT CHARGE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, MACKENZIE PARTNERS, INC., AT ITS TOLL-FREE NUMBER: (800) 322-2885 OR BY E-MAIL AT: PROXY@MACKENZIEPARTNERS.COM.

THE PARTICIPANTS IN THE PROXY SOLICITATION ARE CRESCENDO PARTNERS II L.P., SERIES R, CRESCENDO INVESTMENTS II, LLC, ERIC ROSENFELD, F. ANNETTE SCOTT FLORIDA TRUST, RICHARD L. SCOTT FLORIDA TRUST, SCOTT FAMILY FLORIDA PARTNERSHIP TRUST, RICHARD L. SCOTT INVESTMENTS, LLC, RICHARD L. SCOTT, STEPHEN T. BRAUN, KARL L. MEYER, ROBERT F. WALTERS, FRANK J. TANKI, WILLEM VAN RIJN AND THE COMPUTER HORIZONS FULL VALUE COMMITTEE (THE “PARTICIPANTS”). INFORMATION REGARDING THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IS AVAILABLE IN THEIR SCHEDULE 13D JOINTLY FILED WITH THE SEC ON JULY 22, 2005, AS SUBSEQUENTLY AMENDED ON JULY 27, 2005, AUGUST 19, 2005 AND SEPTEMBER 2, 2005.